EXHIBIT 99.2

Qumu Announces Pricing of Public Offering of Common Stock

Minneapolis, MN – January 27, 2021 – Qumu Corporation (NASDAQ: QUMU), a leading provider of cloud-based enterprise video technology for organizations of all sizes, announced today the pricing of its previously announced underwritten registered public offering of 3,225,000 shares of its common stock at a price to the public of $6.75 per share. In addition, Qumu granted the underwriter a 30-day option to purchase at the public offering price up to 483,750 additional shares of common stock to cover over-allotments, if any. The gross proceeds to Qumu from this offering are expected to be approximately $21.8 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Qumu, but excluding any exercise of the underwriter’s option to purchase additional shares of common stock. The offering is expected to close on or about January 29, 2021, subject to the satisfaction of customary closing conditions.

Craig-Hallum Capital Group is acting as the sole managing underwriter for the offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-233470) that was declared effective by the U.S. Securities and Exchange Commission, or the SEC, on September 5, 2019. A registration statement on Form S-3 also relating to the public offering of the shares of common stock described above was filed with the SEC on January 25, 2021 pursuant to Rule 462(b) and is effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering were filed with the SEC on January 25, 2021. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300 or by email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Qumu

Qumu Corporation (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding, but not limited to, the expected closing date of the offering and the expected uses of the proceeds from the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Qumu’s operations, markets, products and services. Qumu identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Qumu’s most recent Annual Report on Form 10-K, as may be supplemented or amended by Qumu’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Qumu assumes no obligation to update any forward-looking statements.

Company Contact:

Dave Ristow

Chief Financial Officer

Qumu Corporation

Dave.Ristow@qumu.com

+1.612.638.9045

Investor Contact:

Matt Glover or Tom Colton

Gateway Investor Relations

QUMU@gatewayir.com

+1.949.574.3860